Exhibit 99.1

Broadcom Inc. Announces Second Quarter Fiscal Year 2019 Financial Results, Quarterly Dividend and Updated Guidance

•	Revenue of $5,517 million for the quarter, up 10 percent from the prior year period

•	GAAP diluted EPS of $1.64; Non-GAAP diluted EPS of $5.21

•	GAAP operating profit margin of 18%; Non-GAAP operating profit margin of 53%

•	$2,542 million of free cash flow, defined as cash from operations of $2,667 million less capital expenditures of $125 million, up 20 percent from the prior year period

•	Quarterly dividend of $2.65 per share

•	Repurchased and eliminated 4.7 million shares for $1,330 million

•	Updating fiscal year 2019 guidance, including revenue outlook of $22.5 billion; $17.5 billion from semiconductor solutions and $5 billion from infrastructure software

SAN JOSE, Calif. – June 13, 2019 - Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its second quarter of fiscal year 2019, ended May 5, 2019, announced a quarterly dividend and updated guidance for its fiscal year 2019.

“We executed according to plan in the second quarter with tailwinds from networking offsetting the anticipated headwinds from wireless.” said Hock Tan, President and CEO of Broadcom Inc. “We currently see a broad-based slowdown in the demand environment, which we believe is driven by continued geopolitical uncertainties, as well as the effects of export restrictions on one of our largest customers. As a result, our customers are actively reducing their inventory levels, and we are taking a conservative stance for the rest of the year. We remain well-positioned across our various semiconductor and software businesses and are confident this portfolio of franchises will continue to drive sustained long-term revenue growth and increasing free cash flow.”

“We achieved record free cash flow of $2.5 billion growing 20% year over year in the second quarter.” said Tom Krause, CFO of Broadcom Inc. “Despite the challenging market backdrop and updated revenue outlook, we still expect to grow free cash flow by a double-digit percentage for the year. In addition, we remain focused on completing a total of $8 billion of share repurchases and eliminations in fiscal 2019.”

Second Quarter Fiscal Year 2019 GAAP Results from Continuing Operations

Net revenue was $5,517 million, a decrease of 4.7 percent from $5,789 million in the previous quarter and an increase of 10.0 percent from $5,014 million in the same quarter last year.

Gross margin was $3,089 million, or 56.0 percent of net revenue. This compares with gross margin of $3,208 million, or 55.4 percent of net revenue, in the prior quarter, and gross margin of $2,551 million, or 50.9 percent of net revenue, in the same quarter last year.

Operating expenses were $2,119 million. This compares with $2,653 million in the prior quarter and $1,350 million in the same quarter last year.

Operating income was $970 million, or 17.6 percent of net revenue. This compares with operating income of $555 million, or 9.6 percent of net revenue, in the prior quarter, and operating income of $1,201 million, or 24.0 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $691 million, or $1.64 per diluted share. This compares with net income of $471 million, or $1.12 per diluted share, in the prior quarter, and net income of $3,733 million, or $8.33 per diluted share, in the same quarter last year.

Cash from operations was $2,667 million in the quarter, compared to $2,313 million in the same quarter last year.

Second Quarter Fiscal Year 2019 GAAP Results				Change
(Dollars in millions, except per share data)	Q2 19	Q1 19	Q2 18	Q/Q		Y/Y
Net revenue	$5,517	$5,789	$5,014		-4.7%		+10.0%
Gross margin	56.0%	55.4%	50.9%		+60bps		+510bps
Operating expenses	$2,119	$2,653	$1,350	-$	534	+$	769
Net income	$691	$471	$3,733	+$	220	-$	3,042
Net income attributable to noncontrolling interest	$—	$—	$15		$—	-$	15
Net income attributable to common stock	$691	$471	$3,718	+$	220	-$	3,027
Earnings per share - diluted	$1.64	$1.12	$8.33	+$	0.52	-$	6.69

The Company’s cash and cash equivalents at the end of the second fiscal quarter were $5,328 million, compared to $5,093 million at the end of the prior quarter.

During the second fiscal quarter the Company generated $2,667 million in cash from operations and spent $1,330 million on share repurchases and eliminations consisting of $830 million in repurchases of 2.9 million shares and $500 million on withholding tax payments related to net settled equity awards that vested in the quarter (representing approximately 1.8 million shares withheld), as well as $125 million on capital expenditures.

On March 29, 2019, the Company paid a cash dividend of $2.65 per share of common stock, totaling $1,057 million.

Second Quarter Fiscal Year 2019 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Gross margin from continuing operations was $3,971 million, or 72.0 percent of net revenue. This compares with gross margin from continuing operations of $4,133 million, or 71.4 percent of net revenue, in the prior quarter, and $3,342 million, or 66.6 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $2,949 million, or 53.5 percent of net revenue. This compares with operating income from continuing operations of $3,052 million, or 52.7 percent of net revenue, in the prior quarter, and $2,455 million, or 48.9 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $2,334 million, or $5.21 per diluted share. This compares with net income of $2,446 million, or $5.55 per diluted share, in the prior quarter, and net income of $2,243 million, or $4.88 per diluted share, in the same quarter last year.

Free cash flow from operations, defined as cash from operations less capital expenditures, was $2,542 million in the quarter, compared to $2,124 million in the same quarter last year.

Second Quarter Fiscal Year 2019 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q2 19	Q1 19	Q2 18	Q/Q		Y/Y
Gross margin	72.0%	71.4%	66.6%		+60bps		+540bps
Operating expenses	$1,022	$1,081	$887	-$	59	+$	135
Net income	$2,334	$2,446	$2,243	-$	112	+$	91
Earnings per share - diluted	$5.21	$5.55	$4.88	-$	0.34	+$	0.33

Other Quarterly Data

Net revenue by segment							Change
(Dollars in millions)	Q2 19		Q1 19		Q2 18		Q/Q	Y/Y
Semiconductor solutions	$4,088	74%	$4,374	76%	$4,537	90%	-7%	-10%
Infrastructure software	1,413	26	1,403	24	447	9	1%	216%
Intellectual property licensing	16	—	12	—	30	1	33%	-47%

Total net revenue	$5,517	100%	$5,789	100%	$5,014	100%

Fiscal Year 2019 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for fiscal year 2019, ending November 3, 2019, including contributions from CA, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$22,500M	—	$22,500M
Operating margin	14.75%	$8,470M	52.50%
Net interest expense and other	$1,300M	—	$1,300M
Provision for (benefit from) income taxes	-9%	20%	11%

•

Non-GAAP operating margin excludes $5,210 million of amortization of acquisition-related intangible assets, $2.2 billion of stock-based compensation expense, $820 million of restructuring charges, and $240 million of acquisition-related costs; and

•	Non-GAAP tax provision is 20% higher than GAAP due to the tax effects of the projected reconciling items noted above.

Capital expenditures for the fiscal year are expected to be approximately $500 million. For the fiscal year, depreciation is expected to be approximately $600 million and total intangible amortization is expected to be approximately $5,235 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations for CA, Inc., all of which may be revised during the remainder of the measurement period (which will not exceed 12 months from the CA acquisition). The guidance excludes the impact of any future mergers, acquisitions, divestiture and stock repurchase activity that may occur during fiscal year 2019. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividend

The Company’s Board of Directors has approved a quarterly cash dividend of $2.65 per share.

The dividend is payable on July 2, 2019 to stockholders of record at the close of business (5:00 p.m.) Eastern Time on June 24, 2019.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the second quarter of fiscal year 2019, ended May 5, 2019, and discuss guidance for fiscal year 2019, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 3044229. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 3044229. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Basis of Presentation

Broadcom Inc. is the successor to Broadcom Limited for financial reporting purposes effective as of the close of trading on April 4, 2018. Information provided for fiscal periods beginning with the fiscal quarter ended May 6, 2018, relates to Broadcom Inc. and for prior fiscal periods relates to Broadcom Limited. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Inc. and, prior to that time, are to our predecessor, Broadcom Limited.

The Company’s financial results include contributions from CA, Inc.’s continuing operations starting in the first quarter of fiscal year 2019. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented above, unless otherwise stated.

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 included an extra week in the first quarter, compared to fiscal year 2019.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, impairment on investment, debt-related costs, gain (loss) on extinguishment of debt, gains on investments, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise and mainframe software focused on automation, monitoring and security, smartphone components, telecoms and factory automation.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: our acquisition of CA, including (1) potential difficulties in employee retention, (2) unexpected costs, charges or expenses, and (3) our ability to successfully integrate CA’s business and achieve the anticipated benefits of the transaction; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; any other acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; global economic conditions and concerns; government regulations and trade restrictions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors of our products; dependence on senior management and our ability to attract and retain qualified personnel; international political and economic conditions; our dependency on a limited number of suppliers; quarterly and annual fluctuations in operating results; the amount and frequency of our stock repurchases; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; involvement in legal or administrative proceedings; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; our ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact: Broadcom Inc. Beatrice F. Russotto Investor Relations 408-433-8000 investor.relations@broadcom.com

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5,	February 3,	May 6,	May 5,	May 6,
	2019	2019	2018	2019	2018
Net revenue	$5,517	$5,789	$5,014	$11,306	$10,341
Cost of revenue:
Cost of revenue	1,592	1,692	1,696	3,284	3,595
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	826	833	765	1,659	1,480
Restructuring charges	10	56	2	66	17

Total cost of revenue	2,428	2,581	2,463	5,009	5,162

Gross margin	3,089	3,208	2,551	6,297	5,179
Research and development	1,151	1,133	936	2,284	1,861
Selling, general and administrative	419	471	294	890	585
Amortization of acquisition-related intangible assets	473	476	67	949	406
Restructuring, impairment and disposal charges	76	573	53	649	183

Total operating expenses	2,119	2,653	1,350	4,772	3,035

Operating income	970	555	1,201	1,525	2,144
Interest expense	(376)	(345)	(148)	(721)	(331)
Other income, net	63	68	46	131	81

Income from continuing operations before income taxes	657	278	1,099	935	1,894
Benefit from income taxes	(36)	(203)	(2,637)	(239)	(8,423)

Income from continuing operations	693	481	3,736	1,174	10,317
Loss from discontinued operations, net of income taxes	(2)	(10)	(3)	(12)	(18)

Net income	691	471	3,733	1,162	10,299
Net income attributable to noncontrolling interest (1)	—	—	15	—	351

Net income attributable to common stock	$691	$471	$3,718	$1,162	$9,948

Basic income per share:
Income per share from continuing operations	$1.75	$1.20	$8.84	$2.94	$24.01
Loss per share from discontinued operations	(0.01)	(0.03)	(0.01)	(0.03)	(0.04)

Net income per share	$1.74	$1.17	$8.83	$2.91	$23.97

Diluted income per share (2):
Income per share from continuing operations	$1.64	$1.15	$8.34	$2.80	$23.03
Loss per share from discontinued operations	—	(0.03)	(0.01)	(0.03)	(0.04)

Net income per share	$1.64	$1.12	$8.33	$2.77	$22.99

Shares used in per share calculations:
Basic	397	401	421	399	415
Diluted	422	419	448	420	448
Stock-based compensation expense included in continuing operations:
Cost of revenue	$41	$34	$21	$75	$41
Research and development	371	311	205	682	408
Selling, general and administrative	132	120	70	252	146

Total stock-based compensation expense	$544	$465	$296	$1,009	$595

(1)

In connection with the redomiciliation to the United States on April 4, 2018, or the Redomiciliation, all outstanding exchangeable limited partnership units, or LP Units, in Broadcom Cayman L.P. were exchanged for common stock of Broadcom on a one-for-one basis and the noncontrolling interest, or NCI, was eliminated. Net income attributable to NCI prior to the Redomiciliation represents approximately 5% of net income attributable to LP Units.

(2)

There were no LP Units outstanding during the fiscal quarters ended May 5, 2019, February 3, 2019, or two fiscal quarters ended May 5, 2019 due to the Redomiciliation. The diluted income per share calculations include approximately 14 million and 18 million LP Units for the fiscal quarter and two fiscal quarters ended May 6, 2018, respectively.

BROADCOM INC.

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5, 2019	February 3, 2019	May 6, 2018	May 5, 2019	May 6, 2018
Net revenue on GAAP basis	$5,517	$5,789	$5,014	$11,306	$10,341
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	7

Net revenue on non-GAAP basis	$5,517	$5,789	$5,017	$11,306	$10,348

Gross margin on GAAP basis	$3,089	$3,208	$2,551	$6,297	$5,179
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	7
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	826	833	765	1,659	1,480
Stock-based compensation expense	41	34	21	75	41
Restructuring charges	10	56	2	66	17
Acquisition-related costs	5	2	—	7	2

Gross margin on non-GAAP basis	$3,971	$4,133	$3,342	$8,104	$6,796

Research and development on GAAP basis	$1,151	$1,133	$936	$2,284	$1,861
Stock-based compensation expense	371	311	205	682	408
Acquisition-related costs	1	2	—	3	3

Research and development on non-GAAP basis	$779	$820	$731	$1,599	$1,450

Selling, general and administrative expense on GAAP basis	$419	$471	$294	$890	$585
Stock-based compensation expense	132	120	70	252	146
Acquisition-related costs	44	90	68	134	119

Selling, general and administrative expense on non-GAAP basis	$243	$261	$156	$504	$320

Total operating expenses on GAAP basis	$2,119	$2,653	$1,350	$4,772	$3,035
Amortization of acquisition-related intangible assets	473	476	67	949	406
Stock-based compensation expense	503	431	275	934	554
Restructuring, impairment and disposal charges	76	573	53	649	183
Acquisition-related costs	45	92	68	137	122

Total operating expenses on non-GAAP basis	$1,022	$1,081	$887	$2,103	$1,770

Operating income on GAAP basis	$970	$555	$1,201	$1,525	$2,144
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	7
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,299	1,309	832	2,608	1,886
Stock-based compensation expense	544	465	296	1,009	595
Restructuring, impairment and disposal charges	86	629	55	715	200
Acquisition-related costs	50	94	68	144	124

Operating income on non-GAAP basis	$2,949	$3,052	$2,455	$6,001	$5,026

Interest expense on GAAP basis	$(376)	$(345)	$(148)	$(721)	$(331)
Debt-related costs	26	—	—	26	32

Interest expense on non-GAAP basis	$(350)	$(345)	$(148)	$(695)	$(299)

Other income, net on GAAP basis	$63	$68	$46	$131	$81
Gains on investments	(40)	(27)	(4)	(67)	(4)

Other income, net on non-GAAP basis	$23	$41	$42	$64	$77

Income from continuing operations before income taxes on GAAP basis	$657	$278	$1,099	$935	$1,894
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	7
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,299	1,309	832	2,608	1,886
Stock-based compensation expense	544	465	296	1,009	595
Restructuring, impairment and disposal charges	86	629	55	715	200
Acquisition-related costs	50	94	68	144	124
Debt-related costs	26	—	—	26	32
Gains on investments	(40)	(27)	(4)	(67)	(4)

Income before income taxes on non-GAAP basis	$2,622	$2,748	$2,349	$5,370	$4,804

Benefit from income taxes on GAAP basis	$(36)	$(203)	$(2,637)	$(239)	$(8,423)
Non-GAAP tax reconciling adjustments	324	505	2,743	829	8,639

Provision for income taxes on non-GAAP basis	$288	$302	$106	$590	$216

Net income on GAAP basis	$691	$471	$3,733	$1,162	$10,299
Acquisition-related purchase accounting revenue adjustment (1)	—	—	3	—	7
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,299	1,309	832	2,608	1,886
Stock-based compensation expense	544	465	296	1,009	595
Restructuring, impairment and disposal charges	86	629	55	715	200
Acquisition-related costs	50	94	68	144	124
Debt-related costs	26	—	—	26	32
Gains on investments	(40)	(27)	(4)	(67)	(4)
Non-GAAP tax reconciling adjustments	(324)	(505)	(2,743)	(829)	(8,639)
Discontinued operations, net of income taxes	2	10	3	12	18

Net income on non-GAAP basis	$2,334	$2,446	$2,243	$4,780	$4,588

Shares used in per share calculation - diluted on GAAP basis	422	419	448	420	448
Non-GAAP adjustment (2)	26	22	12	25	11

Shares used in per share calculation - diluted on non-GAAP basis	448	441	460	445	459

Net income on non-GAAP basis	$2,334	$2,446	$2,243	$4,780	$4,588
Interest expense on non-GAAP basis	350	345	148	695	299
Provision for income taxes on non-GAAP basis	288	302	106	590	216
Depreciation	142	143	128	285	254

Adjusted EBITDA	$3,114	$3,236	$2,625	$6,350	$5,357

Net cash provided by operating activities	$2,667	$2,132	$2,313	$4,799	$3,998
Purchases of property, plant and equipment	(125)	(99)	(189)	(224)	(409)

Free cash flow	$2,542	$2,033	$2,124	$4,575	$3,589

	Fiscal Quarter Ending
Expected fully diluted share count:	August 4, 2019	November 3, 2019
Shares used in per share calculation - diluted on GAAP basis	419	420
Non-GAAP adjustment (2)	25	23

Shares used in per share calculation - diluted on non-GAAP basis	444	443

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)

Non-GAAP adjustment for number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

BROADCOM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	May 5, 2019	November 4, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,328	$4,292
Trade accounts receivable, net	3,484	3,325
Inventory	1,034	1,124
Other current assets	831	366

Total current assets	10,677	9,107
Long-term assets:
Property, plant and equipment, net	2,654	2,635
Goodwill	36,662	26,913
Intangible assets, net	20,188	10,762
Other long-term assets	735	707

Total assets	$70,916	$50,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$759	$811
Employee compensation and benefits	478	715
Current portion of long-term debt	3,537	—
Other current liabilities	3,729	812

Total current liabilities	8,503	2,338
Long-term liabilities:
Long-term debt	34,011	17,493
Other long-term liabilities	6,230	3,636

Total liabilities	48,744	23,467

Stockholders’ equity:
Common stock and additional paid-in capital	22,288	23,285
Retained earnings	—	3,487
Accumulated other comprehensive loss	(116)	(115)

Total stockholders’ equity	22,172	26,657

Total liabilities and stockholders’ equity	$70,916	$50,124

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 5, 2019	February 3, 2019	May 6, 2018	May 5, 2019	May 6, 2018
Cash flows from operating activities:
Net income	$691	$471	$3,733	$1,162	$10,299
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,305	1,316	836	2,621	1,894
Depreciation	142	143	128	285	254
Stock-based compensation	544	465	296	1,009	595
Deferred taxes and other non-cash taxes	(94)	(379)	(2,702)	(473)	(8,534)
Non-cash restructuring, impairment and disposal charges	6	92	5	98	10
Non-cash interest expense	14	13	6	27	12
Other	(39)	(21)	14	(60)	17
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	193	68	(277)	261	(78)
Inventory	40	50	56	90	306
Accounts payable	30	(169)	91	(139)	(312)
Employee compensation and benefits	(6)	(458)	84	(464)	(292)
Contributions to defined benefit pension plans	—	—	—	—	(129)
Other current assets and current liabilities	(37)	506	70	469	354
Other long-term assets and long-term liabilities	(122)	35	(27)	(87)	(398)

Net cash provided by operating activities	2,667	2,132	2,313	4,799	3,998

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(16,027)	—	(16,027)	(4,786)
Proceeds from sales of businesses	—	957	—	957	782
Purchases of property, plant and equipment	(125)	(99)	(189)	(224)	(409)
Proceeds from disposals of property, plant and equipment	—	—	1	—	238
Purchases of investments	(5)	—	(5)	(5)	(249)
Proceeds from sales of investments	3	—	54	3	54
Other	21	(24)	(16)	(3)	(12)

Net cash used in investing activities	(106)	(15,193)	(155)	(15,299)	(4,382)

Cash flows from financing activities:
Proceeds from long-term borrowings	10,897	17,896	—	28,793	—
Repayment of debt	(12,000)	—	—	(12,000)	(856)
Payment of debt issuance costs	—	(46)	—	(46)	—
Other borrowings	1,044	531	—	1,575	—
Dividend and distribution payments	(1,057)	(1,067)	(766)	(2,124)	(1,521)
Repurchases of common stock—repurchase program	(830)	(3,436)	(347)	(4,266)	(347)
Shares repurchased for tax witholdings on vesting of equity awards	(500)	(77)	(2)	(577)	(2)
Issuance of common stock	121	62	80	183	114
Other	(1)	(1)	(12)	(2)	(21)

Net cash provided by (used in) financing activities	(2,326)	13,862	(1,047)	11,536	(2,633)

Net change in cash and cash equivalents	235	801	1,111	1,036	(3,017)
Cash and cash equivalents at the beginning of period	5,093	4,292	7,076	4,292	11,204

Cash and cash equivalents at end of period	$5,328	$5,093	$8,187	$5,328	$8,187

Supplemental disclosure of cash flow information:
Cash paid for interest	$189	$423	$1	$612	$233
Cash paid for income taxes	$425	$95	$87	$520	$196